EXHIBIT 2.1

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                  FIRST AMENDMENT TO THE ACQUISITION AGREEMENT

                                  BY AND AMONG

                                IMRGLOBAL CORP.,

                                IMR SUB AB CORP.,

                         FUSION SYSTEM JAPAN CO., LTD.,

                        MICHAEL J. ALFANT, BORIS UMYLNY,

                  RAYMOND F. RIBBLE, IAN L. CHUN, RAJIV TREHAN,

                             HUW ROGERS, GARY HYMAN,

                         GREGORY TUCKER, ANDREW HOWELLS,

                   IAN GARDNER, TONY FUJII, STEPHEN F. SIEGEL,

               KEVIN G. WEBER, MARVIN A. WOLFTHAL AND MAMI ALFANT

               DATED OCTOBER 25, 1999 AND EFFECTIVE MARCH 26, 1999

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                    FIRST AMENDMENT TO ACQUISITION AGREEMENT

         This First Amendment (the "First Amendment") to the Acquisition Agreement, dated as of October 25, 1999 (but effective as of March 26, 1999) is by and among IMRglobal Corp., a Florida corporation ("IMR"), IMR Sub AB Corp., a Florida corporation, which is an indirect wholly-owned subsidiary of IMR (the "Company"), Fusion System Japan Co., Ltd., a Japanese corporation (Kabushiki Kaisha) ("Fusion"), and Michael J. Alfant ("Alfant"), Boris Umylny ("Umylny"), Raymond F. Ribble ("Ribble"), Ian L. Chun ("Chun"), Rajiv Trehan ("Trehan"), Huw Rogers ("Rogers"), Gary Hyman ("Hyman"), Greg Tucker ("Tucker"), Andrew Howells ("Howells"), Ian Gardner ("Gardner"), Tony Fujii ("Fujii"), Stephen F. Siegel ("Siegel"), Kevin G. Weber ("Weber"), Marvin A. Wolfthal ("Wolfthal") and Mami Alfant ("Ma. Alfant") (collectively, the "Fusion Shareholders"). All capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to them in the Agreement.

                                   BACKGROUND

         Pursuant to an Acquisition Agreement, dated March 26, 1999 (the "Agreement"), by and among IMR, the Company, Fusion and the Fusion Shareholders, the Company purchased and the Fusion Shareholders sold 100% of the outstanding capital stock of Fusion. For accounting purposes, the parties to the Agreement intended for the Acquisition to be accounted for as a "pooling of interests." The parties now wish to amend the Agreement to provide for the payment of a combination of cash and shares of IMR Common Stock in exchange for the shares of Fusion Stock in a manner that will result in the Acquisition being accounted for as a "purchase," which amendment shall be effective as of March 26, 1999. Upon payment of the amounts provided in this First Amendment and the satisfaction of certain other conditions set forth below, certain shares of IMR Common Stock issued to the Fusion Shareholders will be cancelled by this First Amendment as of March 26, 1999. Accordingly, in consideration of the mutual covenants and agreements set forth below, the parties agree as follows:

                                      TERMS

1. BACKGROUND SECTION. The Background section of the Agreement is hereby amended in its entirety to read as follows:

          "The Boards of Directors of IMR, the Company and Fusion, and the Fusion Shareholders deem it advisable and in their best interests to consummate, and have approved, the business combination transaction provided for in this Agreement, pursuant to which the Company will acquire 100% of the outstanding capital stock of

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          Fusion from the Fusion Shareholders, and the Fusion Shareholders will transfer to the Company all of their Fusion Stock in return for cash and shares of IMR Common Stock (the "Acquisition"). For accounting purposes, it is intended that the Acquisition shall be accounted for as a "purchase." Accordingly, in consideration of the mutual representations, warranties, covenants, and agreements set forth below, the parties to this Agreement agree as follows:"

2. SECTION 2.3 DELIVERIES AT THE CLOSING; EXCHANGE OF SHARES. Section 2.3(b) of the Agreement is hereby amended in its entirety to read as follows:

               (b) In return for the delivery of the Certificates by the Representative, each Fusion Shareholder will be entitled to receive such number of shares of IMR Common Stock (the "Consideration Shares") and cash as set forth on the attached Revised Exhibit 2.3(a). All of the Fusion Shareholders except Siegel, Weber and Wolfthal shall receive their cash portions in Japanese Yen. Siegel, Weber and Wolfthal shall receive their cash portions in United States Dollars. The calculation of the number of shares of IMR Common Stock to be issued and the amount of cash to be paid to each Fusion Shareholder shall be attached to this Agreement as Revised Exhibit 2.3(a) and signed by IMR and the Representative.

3. SECTION 3.14 ACCOUNTING MATTERS. Section 3.14 of the Agreement is hereby deleted and shall have no further force or effect.

4. SECTION 4.6 ACCOUNTING MATTERS. Section 4.6 of the Agreement is hereby deleted and shall have no further force or effect.

5. SECTION 5.2 DEMAND REGISTRATION RIGHTS. Section 5.2 of the Agreement is hereby amended to insert "(a)" immediately before the word "Notwithstanding" on the first line thereof, and to add the following paragraph (b) at the end of the
Section:

               (b) IMR agrees to use its commercially reasonable efforts to cause the Consideration Shares set forth on the attached Revised
          Exhibit 2.3(a)(to the extent not previously registered) to be registered as promptly as possible, so as to permit the unrestricted sale of all such shares by the Fusion Shareholders, and shall thereafter maintain the effectiveness of such registration until at least March 27, 2000.

6. SECTION 5.5 POOLING OF INTERESTS. Section 5.5 of the Agreement is hereby deleted and shall have no further force or effect. In addition, all other

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references to "pooling of interests" shall have no further force or effect, whether or not specifically referenced in this Amendment.

7. SECTION 6.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Upon the effectiveness of Sections 1(a) and (b) of that certain Release, of even date herewith, entered into among IMR and Michael J. Alfant, individually and as the representative of the Fusion Shareholders, Section 6.1 of the Agreement shall thereupon be amended by deleting the words "of one year from the Closing Date," appearing at the beginning of the fifth line thereof, and replacing such words with the following words: "ending on September 26, 1999,".

8. EXHIBIT 2.3(A). Exhibit 2.3(a) to the Agreement is hereby amended in its entirety as set forth on the attached Revised Exhibit 2.3(a).

9. CANCELLATION OF CERTAIN SHARES OF IMR COMMON STOCK. Upon receipt by Morrison & Foerster of the cash consideration set forth on Revised Exhibit 2.3(a), each Fusion Shareholder shall promptly deliver to IMR a certificate or certificates representing such number of shares of IMR Common Stock, together with duly executed stock transfer powers, representing the "Number of Shares to be Cancelled" appearing opposite the Fusion Shareholders' names on Revised Exhibit 2.3(a). The cancellation of such shares shall be subject to the receipt of such consideration, but shall be effective as of March 26, 1999. The payment of the consideration set forth in Exhibit 2.3(a) shall be made in second day funds, to the Morrison & Foerster escrow account in Tokyo.

10. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of Japan, without regard to any applicable conflicts of law.

11. AGREEMENT REMAINS IN EFFECT. Except as specifically modified by this Amendment, the Agreement remains in full force and effect.

12. COUNTERPARTS. This Amendment may be executed in counterpart originals, and by facsimile transmission, each of which counterpart original shall be deemed one and the same instrument.

13. LEGAL FEES. IMR shall pay $10,000 to Morrison & Foerster at the time of the payment contemplated by Section 8, above.

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         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

   FUSION SYSTEM JAPAN CO., LTD.


By:
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Michael J. Alfant
President


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Michael J. Alfant, in his individual      Michael J. Alfant, as attorney-in-fact
capacity as a  Fusion Shareholder         for Boris Umylny


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Michael J. Alfant, as attorney-in-fact    Michael J. Alfant, as attorney-in-fact
For Ian L. Chun                           for Raymond F. Ribble


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Michael J. Alfant, as attorney-in-fact    Michael J. Alfant, as attorney-in-fact
for Rajiv Trehan                          for Ian Gardner


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Michael J. Alfant, as attorney-in-fact    Michael J. Alfant, as attorney-in-fact
for Huw Rogers                            for Tony Fujii


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Michael J. Alfant, as attorney-in-fact    Michael J. Alfant, as attorney-in-fact
for Gary Hyman                            for Stephen F. Siegel


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Michael J. Alfant, as attorney-in-fact    Michael J. Alfant, as attorney-in-fact
for Greg Tucker                           for Kevin G. Weber


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Michael J. Alfant, as attorney-in-fact    Michael J. Alfant, as attorney-in-fact
for Andrew Howells                        for Marvin A. Wolfthal


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                                          Michael J. Alfant, as attorney-in-fact
                                          for Mami Alfant

IMRGLOBAL CORP.                           IMR SUB AB CORP.

By:---------------------------------      By:-----------------------------------

Title:------------------------------      Title:--------------------------------